Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Liberty Interactive Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Interactive Corporation and subsidiaries (the Company) of our reports dated February 26, 2016, with respect to the consolidated balance sheets of the Company as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of the Company.

Description	Registration Statement No.	Description
S-8	333‑134114	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (Amended 11/7/11)

S-8	333‑134115	Liberty Interactive Corporation 2000 Incentive Plan (Amended 11/7/11)

S-8	333‑142626	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)

S-8	333‑171192	Liberty Interactive Corporation 2000 Incentive Plan (Amended 11/7/11)

S-8	333‑171193	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)

S-8	333‑172512	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)

S-8	333‑176989	Liberty Interactive 401(k) Savings Plan

S‑8	333‑177840	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (Amended and Restated as of 12/17/15)

S-8	333‑177841	Liberty Interactive Corporation 2010 Incentive Plan (Amended 11/7/11)

S-8	333‑177842	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)

S-8	333‑184901	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of 3/31/15)

S-8	333‑184905	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (Amended and Restated as of 12/17/15)

S-8	333‑184904	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (Amended and Restated as of 12/17/15)

S-8	333‑184902	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑184903	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑183434	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑183433	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑183432	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑183253	Liberty Media 401(k) Savings Plan

S-8	333-201010	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333-202436	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)

S-8	333-204879	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)

S-8	333-207326	zulily, inc. 2009 Equity Incentive Plan and zulily, inc. 2013 Equity Plan

Our report on the consolidated financial statements refers to a change in the classification of deferred taxes.

Our report dated February 26, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the design and operating effectiveness of information technology controls and the associated information produced by the Company’s wholly-owned subsidiary, QVC, Inc. has been identified and included in management’s assessment.

Our report dated February 26, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that states the Company acquired zulily, inc. (“zulily”) during 2015, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, zulily’s internal control over financial reporting associated with total assets of $2.7 billion and total revenues of $426 million included in the consolidated financial statements of Liberty Interactive Corporation and subsidiaries as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of the Company also excluded an evaluation of internal control over financial reporting of zulily.

/s/ KPMG LLP

Denver, Colorado
February 26, 2016